UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2019

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address of principal executive offices, including zip code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2019, the Board of Directors (the “Board”) of National CineMedia, Inc. (the “Company”) elected David E. Glazek as a member of the Board. Mr. Glazek was designated by Standard General L.P. (“Standard General”) pursuant to the letter agreement entered into with the Company on June 1, 2018 (“Letter Agreement”). Mr. Glazek was appointed in connection with the resignation of Andrew P. Glaze, who was appointed to the Board by Standard General in connection with the Letter Agreement in 2018. Mr. Glaze resigned from the Board immediately prior to Mr. Glazek’s appointment, and Mr. Glazek was appointed to fill the resulting vacancy.

Mr. Glazek joined Standard General in 2008, where he is currently a Partner and the Portfolio Manager of the Standard General Special Situations Fund. He is currently the Chairman of Turning Point Brands, Inc., a Director of Standard Diversified, Inc., and a Manager of Donau Carbon USA LLC. He previously worked at Lazard Frères & Co., where he focused on mergers and acquisitions and corporate restructurings, and the Blackstone Group. He holds a B.A. from the University of Michigan and a J.D. from Columbia Law School.

The Board has determined that Mr. Glazek is an independent director as determined by the rules of the Nasdaq Stock Market. There are no family relationships between Mr. Glazek and any director or executive officer of the Company.

Neither Standard General nor Mr. Glazek will be compensated for Mr. Glazek’s service on the Board pursuant to the Letter Agreement.

On November 26, 2019, the Board confirmed the appointment of Mr. Glazek to the Compensation Committee and the Nominating and Governance Committee. Following Mr. Glazek’s appointment and Mr. Glaze’s resignation, (i) the Compensation Committee is composed of Mark B. Segall, as chairman, Mr. Glazek, Lawrence A. Goodman, David R. Haas and Donna Reisman, and (ii) the Nominating and Governance Committee is composed of Mr. Glazek, as chairman, Lawrence A. Goodman and Mark B. Segall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: November 26, 2019	By:	/s/ Sarah Kinnick Hilty
Sarah Kinnick Hilty
Senior Vice President, General Counsel and Secretary